SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

HILB ROGAL & HOBBS COMPANY

(Exact Name of Registrant as Specified in its Charter)

0–15981

(Commission File Number)

Virginia	54–1194795
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia	23060–1220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747–6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2007, the Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) of Hilb Rogal & Hobbs Company (the “Company”) took the following action relating to executive compensation:

2007 Corporate Incentive Plan

The Compensation Committee adopted the 2007 Corporate Incentive Plan (“2007 Plan”) to provide annual incentive compensation to key executives of the Company. Under the 2007 Plan, senior corporate officers and regional directors of the Company are eligible to receive cash bonus awards for achievements relating to the Company’s financial performance for the 2007 fiscal year.

The 2007 Plan provides for a bonus pool to be established based on (i) the percentage increase in the Company’s operating earnings per share, as defined in the 2007 Plan, from fiscal year 2006 to fiscal year 2007 and (ii) an incentive bonus target amount for each of the participating executives. In addition, based upon various qualitative factors regarding the Company’s performance, the Compensation Committee has the discretion to (i) increase or decrease the bonus pool by up to 20% for percentage increases in the Company’s operating earnings per share that are between certain thresholds and (ii) establish the bonus pool amount for percentage increases in the Company’s operating earnings per share that are below a minimum threshold and incremental amounts that are above a maximum threshold. The incentive bonus target for each executive is based on the executive’s position and salary grade within the Company. The provisions of the 2007 Plan may be amended to reflect the occurrence of unusual business conditions that may generate unusually high or low increases in the Company’s 2007 operating earnings per share.

Within an established range of target thresholds for increases in operating earnings per share, 60% of the amount of each executive’s annual cash incentive bonus to be paid from the 2007 bonus pool will be determined by a formula and the remaining 40% will be distributed on a discretionary basis by the Chairman and Chief Executive Officer (the “Chairman”) and President of the Company based upon the participant’s individual contribution to the success of the Company as determined by the Chairman and President. This discretionary portion may be used to either increase or decrease a participant’s individual target bonus by up to 40%.

The 2007 Plan does not provide for additions to the bonus pool for percentage increases in operating earnings per share that exceed a maximum threshold.

All awards under the 2007 Plan will be paid in cash in the first quarter of 2008. The maximum bonus that can be earned by an executive under the 2007 plan is 200% of the participant’s base salary, unless otherwise determined appropriate by the Chairman.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	2007 Corporate Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY (Registrant)

Date: February 16, 2007	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Document
10.1	2007 Corporate Incentive Plan